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                                                                     EXHIBIT 1.1



                         CLASS A NONVOTING COMMON STOCK
                           (par value $0.01 per share)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                             November [10], 1999

Goldman, Sachs & Co.,
Lazard Freres & Co. LLC,
  As representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

         Certain stockholders named in Schedule II hereto (the "Selling Stockholders") of The Reader's Digest Association, Inc., a Delaware corporation (the "Company"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 10,000,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,500,000 additional shares (the "Optional Shares") of Class A Nonvoting Common Stock, par value $0.01 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares").

         1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Stockholders that:

                           (i) A registration statement on Form S-3 (File No. 333-88625) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for delivery to each of the other Underwriters, have been declared effective by, or have been filed with, as the case may be, the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to either the Initial Registration Statement or any document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no notice has been received from the Commission by the Company that any proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a

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         "Preliminary Prospectus"; the various parts of the Initial
         Registration Statement or the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (A) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (B) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement);

                           (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by a Selling Stockholder expressly for use therein;

                           (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by a Selling Stockholder expressly for use therein;

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                           (iv) The Registration Statement conforms, and the
         Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by a Selling Stockholder expressly for use therein;

                           (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference, material to the Company and its subsidiaries taken as a whole, with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or incorporated by reference in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company (other than in connection with the issuance of Stock in the ordinary course of business pursuant to the Company's 1989 Key Employee Long Term Incentive Plan, the 1994 Key Employee Long Term Incentive Plan, the Employee Ownership Plan and 401(k) Partnership and the Employee Stock Purchase Plan described in the Prospectus) or any of its subsidiaries, any change in the short-term debt or long-term debt of the Company or any of its subsidiaries, which change is material to the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

                           (vi) The Company has good and marketable title in fee simple to its headquarters and principal operating facilities in Westchester County, New York free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and the Company or a subsidiary of the Company has good and marketable title in fee simple, or, in jurisdictions outside of the United States, the substantive equivalent thereto, to all other real property and good and marketable title to all personal property owned by the Company or a subsidiary of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not in the aggregate materially affect the business or financial condition of the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company or a subsidiary of the Company are held by the Company or a subsidiary of the Company under valid, subsisting and enforceable leases with such exceptions as do not, in the aggregate, materially adversely affect the business or financial condition of the Company and its subsidiaries, taken as a whole;

                           (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under


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         the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, or, in jurisdictions outside of the United States, the substantive equivalent thereto, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, except as to the extent that the failure of any subsidiary or subsidiaries of the Company to be in good standing would not, individually or in the aggregate, result in any material liability or disability of the Company and its subsidiaries, taken as a whole, and except that no representation is made with respect to any currently inactive subsidiary of the Company;

                           (viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, or the substantive equivalent thereto, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except that no representation is made with respect to any currently inactive subsidiary of the Company;

                           (ix) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                           (x) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or its properties may be bound other than any violation or default which would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                           (xi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, present fairly the information disclosed therein in all material respects;

                           (xii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or


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         of which any property of the Company or any of its subsidiaries is the subject which the Company has reasonable cause to believe would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (xiii) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act" and, together with the Act, the "Acts");

                           (xiv) The Stock is listed on the New York Stock Exchange;

                           (xv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

                           (xvi) (A) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and (B) Ernst & Young LLP, who have certified certain financial statements of Books Are Fun, Ltd. ("Books Are Fun"), are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                           (xvii) The Company has reviewed its operations and that of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000; and

                           (xviii) The Company owns all the patents, trademarks, service marks, trade names and copyrights or licenses rights with respect to the foregoing necessary for the present and planned future conduct of its business, except where the failure to own or license the same would not have a material adverse effect on the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, without any known conflict with the rights of others, the result of which conflict could materially and adversely affect the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, and to the knowledge of the Company there is no infringement of such patents, trademarks, service marks, trade names and copyrights by others, the result of which infringement could materially and adversely affect the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole.

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                  (b) Each Selling Stockholder severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                           (i) The compliance by such Selling Stockholder with all of the provisions of this Agreement, the power of attorney in connection with this transaction (the "Power of Attorney") and the Custody Agreement in connection with this transaction (the "Custody Agreement"), each to which such Selling Stockholder is a party, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of the property of such Selling Stockholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution and delivery of or compliance by such Selling Stockholder with or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney to which such Selling Stockholder is a party or the Custody Agreement to which such Selling Stockholder is a party, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares;

                           (ii) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder. The Power of Attorney and the Custody Agreement, each to which such Selling Stockholder is a party, have been duly authorized, executed and delivered by such Selling Stockholder and, assuming due authorization, execution and delivery by the other parties thereto, constitute valid and legally binding agreements of such Selling Stockholder, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

                           (iv) During the period beginning from the date hereof and continuing to and including the date 180 days after the First Time of Delivery (as defined herein), such Selling Stockholder will not offer, sell, contract to sell or otherwise dispose of any Shares or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities without prior written consent of you, as the representatives of the Underwriters, except as provided hereunder, pursuant to the Purchase Contracts in connection with the February 13, 1998 offering of Trust Automatic Common Exchange Securities, or pursuant to bona fide grants to persons who agree in writing with you to be bound by the provisions of this clause; provided, however, that in the event the Company enters into a definitive business combination agreement providing for the acquisition of the


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         Company by, or the merger of the Company with, a third party in which substantially all of the outstanding Shares or assets of the Company are acquired by such third party, this provision shall not prohibit such Selling Stockholder from tendering its Shares into any tender offer or exchange offer, or from voting its Shares in favor of any transaction, contemplated by such agreement;

                           (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

                           (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Acts and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  Each of the Selling Stockholders represents and warrants that certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custodial Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to ChaseMellon Shareholder Services L.L.C., as custodian (the "Custodian"), and that such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

                  Each of the Selling Stockholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Stockholders specifically agrees that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the dissolution of any Selling Stockholder, or by the occurrence of any other event. If any Selling Stockholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody


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Agreements, as appropriate, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such dissolution or other event.

         2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $_____, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause
(a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 1,500,000 Optional Shares, at the purchase price set forth in clause (a) of the first paragraph of this Section 2, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in
Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact (with copies to Jeffrey Bagner, Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 and Andrew B. Janszky, Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022), given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Selling Stockholders, shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer or certified or official bank check or checks in Federal (same day) funds to the account specified by each of the Selling Stockholders, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing


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the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on November [16], 1999 or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

                  (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:30 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

                  (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof, such disapproval not to be unreasonably exercised; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) Prior to 10:00 a.m. New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time to furnish the Underwriters with copies of the Prospectus in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) To make generally available to its security-holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                  (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the First Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any Stock or any securities of the Company (other than pursuant to employee plans existing (including the Employee Ownership Plan and 401(k) Partnership), or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of the Prospectus) which are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or such substantially similar securities without your prior written consent;

                  (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders generally, and deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed. Such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission;

                  (h) To use its best efforts to maintain the listing of the Stock on the New York Stock Exchange; and

                  (i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company and each of the Selling Stockholders covenant and agree with the one another and with the several Underwriters that (a) the Company will pay or cause to be paid (i) the cost of preparing stock certificates for the Shares; (ii) the cost and charges of any transfer agent or registrar for the Shares; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; (b) the Selling Stockholders will pay or cause to be paid a pro rata share (based on the number of Shares to be sold by each such Selling Stockholder) of the following: (i) the fees, disbursements and expenses of the Company's outside accountants and of the Company's outside counsel in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement and Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (v) all fees and expenses in connection with the preparation and filing of a registration statement under the Exchange Act relating to the Shares and all costs and expenses incident to the listing of the Shares on the New York Stock Exchange or other national or regional exchange, if any; and (vi) all fees, expenses and costs of the Company and the Selling Stockholders in connection with the marketing of the Shares; and (c) each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder; (ii) such Selling Stockholder's pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian; and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder. In connection with clause (c)(iii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholders agree to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling

Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section,
Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect paragraphs (i), (ii), (iv) and (ix) of subsection
(c) below, as well as a statement to the effect of the text following paragraph
(ix) of subsection (c) below, and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Fried, Frank, Harris, Shriver & Jacobson, special counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority necessary to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the Shares have been duly and validly authorized and issued and are fully paid and non-assessable;

                           (iii) Each of QSP, Inc., and R.D. Manufacturing Corporation (each a "Designated Subsidiary" and collectively, the "Designated Subsidiaries") has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority necessary to own its properties and conduct its business as described in the Prospectus; and all of the issued shares of capital stock of each such Designated Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned of record directly or indirectly by the Company;

                           (iv) This Agreement has been duly authorized, executed and delivered by the Company;

                           (v) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the Certificate of Incorporation or By-laws of the Company, (iii) the Delaware General Corporation Law or any present law, or present regulation of any government agency or authority, of the State of New York or the United States of America known by us to be applicable to the Company or any of its subsidiaries or their respective properties or (iv) any court decree or order binding upon the Company or any of its subsidiaries or their respective properties (it being understood that (A) with respect to the opinions in clauses (i) and (iv) of this paragraph, (w) such opinions are limited to the indentures, mortgages, deeds of trust, loan agreements, other agreements, instruments or court decrees or orders (the "Identified Documents") which have been identified to such counsel in a certificate provided by an officer of the Company as material to the Company and its subsidiaries, taken as a whole, (x) such counsel is not required to express any opinion with respect to any violation not readily ascertainable from the face thereof or arising under or based upon any cross-default provision insofar as it relates to a default under any indentures, mortgages, deeds of trust, loan agreements, other agreements, instruments or court decrees or orders not listed on such certificate, (y) in rendering its opinion with respect to any covenant of a financial or numerical nature or requiring computation such counsel may rely as to matters of fact on an officers' certificate of the Company and (z) such counsel is not required to make any independent investigation as to whether the Identified Documents which are governed by the laws of any jurisdiction other than the State of New York, will be enforced as written under the laws of such jurisdiction and (B) the opinion in clause (iii) of this paragraph is limited (x) to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by this Agreement, and (y) in that such counsel is not required to express any opinion with respect to the application of, or compliance with, Federal or state securities or Blue Sky laws or any rules or regulations thereunder);

                           (vi) No consent, approval, authorization, order, registration or qualification of or with any United States or New York court or governmental agency or body, or with respect to matters arising under the Delaware General Corporation Law, Delaware court or governmental agency or body is required by or of the Company for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws, rules and regulations in connection with the purchase and distribution of the Shares by the Underwriters (it being understood that this opinion is limited to those consents, approvals, authorizations, orders, registrations or qualifications that, in our experience, are normally applicable to transactions of the type contemplated by this Agreement);

                           (vii) The Company is not an "investment company", as such term is defined in the Investment Company Act;

                           (viii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules, and other financial data derived from the financial statements or accounting records of the Company therein, as to which such counsel need express no opinion), when they were filed with the Commission appear on their face to be responsive as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and

                           (ix) The Registration Statement and the Prospectus and or any amendments or supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules, and other financial data derived from the financial statements or accounting records of the Company, therein, as to which such counsel need express no opinion), appear on their face to be responsive as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.


         In addition, in the course of the preparation by the Company of the Registration Statement and any amendment thereto and the Prospectus and any amendment or supplement thereto, such counsel has participated in conferences with certain of the officers and other representatives of the Company, representatives of the independent certified public accountants for the Company and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus were discussed. Between the date of effectiveness of the Registration Statement and any such amendment thereto and the time of delivery of this letter, such counsel attended additional conferences with certain of the officers and representatives of the Company, at which the contents of the Registration Statement and any such amendment thereto and the Prospectus and any such amendment or supplement thereto were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel may state that they are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and any such amendment thereto or the Prospectus and any such amendment or supplement thereto. Subject to the foregoing and on the basis of the information gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent public accountants for, the Company, no facts have come to their attention to cause them to believe that as of its effective date, the Registration Statement or any amendment thereto made by the Company prior to such Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any amendment or supplement thereto made by the Company prior to such Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Also, subject to the foregoing, no facts have come to such counsel's attention in the course of the procedures described in the second paragraph of this section that have caused such counsel to believe that, as of such Time of Delivery, the Prospectus as amended or supplemented contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Such counsel may state that they express no view or belief, however, with respect to the financial statements and related schedules included in, and other financial data derived from the financial statements or accounting records of the Company excluded or omitted from, the Registration Statement or Prospectus.


         In rendering such opinion, such counsel may rely, in respect to matters of fact, and to the extent not specifically set forth above, upon certificates of officers of the Company and its subsidiaries and certificates of public officials. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Federal law of the United States and, to the extent relevant for the opinions expressed, the General Corporation Law of the State of Delaware;

                  (d) Clifford H.R. DuPree, Vice President and Associate General Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority and all governmental licenses, permits, approvals, franchises, consents and authorizations necessary to own its properties and conduct its business as described in the Prospectus other than any such license, permit, approval, franchise, consent or authorization the failure to possess which would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole;

                           (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the Shares have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

                           (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified or in good standing in any such jurisdiction;

                           (iv) Each of QSP, Inc., R.D. Manufacturing
         Corporation, The Reader's Digest Association Proprietary Limited, The Reader's Digest Association (Canada) Ltd., Selection du Reader's Digest S.A., Verlag Das Beste G.m.b.H., The Reader's Digest Association Limited and Books Are Fun, Ltd. (each an "Indicated Subsidiary" and collectively, the "Indicated Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or, in jurisdictions outside of the United States, the substantive equivalent thereto, with corporate power and authority and all governmental licenses, permits, approvals, franchises, consents and authorizations necessary to own its properties and conduct its business as described in the Prospectus, other than any such license, permit, approval, franchise, consent or authorization the failure to possess which would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole; and all of the issued shares of capital stock of each such Indicated Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (v) Other than as set forth or incorporated by reference in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (vi) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such conflict, breach, violation or default which individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole or which would not have an adverse effect on the transactions contemplated hereby, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                           (vii) Neither the Company nor any of the Designated Subsidiaries is in violation of its certificate of incorporation or by-laws;

                           (viii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules, and other financial data derived from the financial statements or accounting records of the Company therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and he has no reason to believe that any of such documents, when such documents were so filed contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                           (ix) To the knowledge of such counsel, the Company, either directly or through a subsidiary, owns all the patents, trademarks, service marks, trade names and copyrights, or licenses rights with respect to the foregoing necessary for the present and planned future conduct of its business as described in the Prospectus, except where the failure to own or license the same would not have a material adverse effect on the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, without any conflict known to such counsel with the rights of others, the result of which conflict could materially and adversely affect the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, and, to the knowledge of such counsel, there is no infringement on such patents, trademarks, service marks, trade names and copyrights by others, the result of which infringement could materially and adversely affect the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole; and

                           (x) The Registration Statement and the Prospectus and or any amendments or supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules, and other financial data derived from the financial statements or accounting records of the Company, therein, as to which such counsel need express no opinion), appear on their face to be responsive as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

         In addition, in the course of the preparation by the Company of the Registration Statement and any amendment thereto and the Prospectus and any amendment or supplement thereto, such counsel has participated in conferences with certain of the officers and other representatives of the Company, representatives of the independent certified public accountants for the Company and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus were discussed. Between the date of effectiveness of the Registration Statement and any such amendment thereto and the time of delivery of this letter, such counsel attended additional conferences with certain of the officers and representatives of the Company, at which the contents of the Registration Statement and any such amendment thereto and the Prospectus and any such amendment or supplement thereto were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel may state that he is not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and any such amendment thereto or the Prospectus and any such amendment or supplement thereto. Subject to the foregoing and on the basis of the information gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent public accountants for, the Company, no facts have come to his attention to cause him to believe that as of its effective date, the Registration Statement or any amendment thereto made by the Company prior to such Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any amendment or supplement thereto made by the Company prior to such Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Also, subject to the foregoing, no facts have come to such counsel's attention in the course of the procedures described in the second paragraph of this section that have caused such counsel to believe that, as of such Time of Delivery, the Prospectus as amended or supplemented contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Such counsel may state that he expresses no view or belief, however, with respect to the financial statements and related schedules therein, and other financial data derived from the financial statements or accounting records of the Company excluded or omitted from the Registration Statement or Prospectus. Further, based upon such participation and subject to such limitations and qualifications described above, he does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.



         In rendering such opinion, such counsel may rely, (A) in respect to matters of fact, and to the extent not specifically set forth above, upon certificates of officers of the Company and its subsidiaries and certificates of public officials, and (B) as to matters of law other than New York and Federal law and the General Corporation Law of Delaware, on the opinions of local counsel, provided that such counsel shall state that he believes that both you and he is justified in relying upon such opinions and certificates and provided further that true and complete copies of such opinions and certificates shall be delivered to you. In lieu of delivering such opinion as to matters governed by the laws of jurisdictions outside of the United States, such counsel shall cause to be delivered to you opinions of local counsel reasonably satisfactory to you, provided that such local counsel shall state that they believe that both you and he are justified in relying upon such opinions;


                  (e) Shearman & Sterling, special counsel for each of the Selling Stockholders, shall have furnished to you their written opinion with respect to each of the Selling Stockholders, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) A Power of Attorney has been duly authorized, executed and delivered by each Selling Stockholder and constitutes a valid and binding agreement of each such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                           (ii) A Custody Agreement has been duly authorized, executed and delivered by each Selling Stockholder and assuming due authorization, execution and delivery thereof by ChaseMellon Shareholder Services L.L.C., constitutes a valid and binding agreement of each such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                           (iii) This Agreement has been duly executed and delivered by or on behalf of each Selling Stockholder;


                            (iv) The compliance by each Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement to which such Selling Stockholder is a party and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject, (ii) the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder, (iii) any present law, or present regulation of any government agency or authority, of the State of New York or the United States of America known by such counsel to be applicable to such Selling Stockholder or its properties or (iv) any court decree or order binding upon such Selling Stockholder or its properties (it being understood that (A) with respect to the opinions in clauses (i) and
         (iv) of this paragraph, (w) these opinions are limited to the indentures, mortgages, deeds of trust, loan agreements, other agreements, instruments or court decrees or orders (the "Specified Documents") which have been identified to such counsel as material to such Selling Stockholder in certificates attached to such counsel's opinion as Exhibit A (the "Certificates") of an officer of such Selling Stockholder and only to the extent such Specified Documents are governed by the laws of the State of New York or the federal laws of the United States of America, (x) such counsel expresses no opinion with respect to any violation not readily ascertainable from the face thereof or arising under or based upon any cross-default provision insofar as it relates to a default under any indenture, mortgage, deed of trust, loan agreement, other agreement, instrument or court decree or order not listed on the Certificates [and (y) in rendering its opinion with respect to any covenant of a financial or numerical nature or requiring computation such counsel has relied as to matters of fact on an officer's certificate of such Selling Stockholder attached to such counsel's opinion as Exhibit A and Exhibit B] and (B) the opinion in clause (iii) of this paragraph is limited (x) to such counsel's review of only those laws and regulations that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement, the Custody Agreement and the Power of Attorney, and (y) in that such counsel expresses no opinion with respect to the application of, or compliance with, Federal or state securities or Blue Sky laws or any rules or regulations thereunder);


                            (v) No consent, approval, authorization, order, registration or qualification of or with any United States or New York court or governmental agency or body is required by or on behalf of such Selling Stockholder for the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Act and such as may be required under state or foreign securities or Blue Sky laws, rules or regulations in connection with the purchase and distribution of the Shares by the Underwriters (it being understood that this opinion is limited to those consents, approvals, authorizations, orders, registrations or qualifications that, in our experience, are normally applicable to transactions of the type contemplated by this Agreement, the Custody Agreement and the Power of Attorney);

                           (vi) Assuming that (i) the certificate or certificates representing the Common Stock to be sold by such Selling Stockholder pursuant to this Agreement has been effectively indorsed in blank in accordance with Article 8 of the Uniform Commercial Code as in effect in the State of New York ("NYUCC") and (ii) neither the Underwriters, nor the agents acquiring possession of the Shares on their behalf, have notice of any adverse claim to the Shares, then, upon the Underwriters' acquiring possession of such certificate or certificates for the Shares (or the agent's acquiring possession of such certificate or certificates for the Shares on the Underwriters' behalf) and paying the purchase price therefor pursuant to the Underwriting Agreement, each Underwriter will be a "protected purchaser" of the Shares to be purchased by it (within the meaning of Section 8-303 of the NYUCC) and will acquire its interest in such Shares (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Shares) free of any adverse claim; and

                           (vii) None of the Selling Stockholders is an "investment company," as such term is defined under the Investment Company Act of 1940, as amended.

         In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States.

                  (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, (i) the accounting firm listed in Section 1(a)(xvi)(A) hereof shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto and (ii) the accounting firm listed in Section 1(a)(xvi)(B) hereof shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

                  (g) (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, results of operations, prospects, investment objectives, investment policies or liabilities of the Company, otherwise than as set forth or contemplated in the Prospectus,
(ii) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus or incorporated by reference therein any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (iii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i), (ii) or (iii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the securities of the Company on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (i) The Shares to be sold by the Selling Stockholders at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

                  (j) The Company shall have complied with the provisions of
Section 5(c) hereof with respect to the furnishing of copies of the Prospectus on the New York Business Day next succeeding the date of this Agreement; and

                  (k) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the satisfaction and performance by the Company and the Selling Stockholders of all of their respective obligations hereunder and thereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section (except in the case of the Selling Stockholders) and as to such other matters relating to the transactions contemplated herein and therein as you may reasonably request.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein, and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability results from the fact such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the Prospectus as then amended or supplemented) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented).

                  (b) Each Selling Stockholder, severally, and not jointly, in proportion to the number of Shares to be sold by each such Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable to any Underwriter under the indemnity agreement in this subsection (b) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented).

                  (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate (whether or not such representation by the same counsel has been proposed) under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of all such indemnified parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint, and the Selling Stockholders' obligations in this subsection (e) to contribute are several and not joint.

                  (f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and of any Selling Stockholders and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

                  (g) Notwithstanding the foregoing provisions of this Section 8, in no event shall any Selling Stockholder be liable under this Section 8 for an amount in excess of the net proceeds received by such Selling Stockholder from the sale of the Shares.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein at a Time of Delivery. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and the Selling Stockholders agree to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company and the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any of the Selling Stockholders or any officer or director or controlling person of the Company or any controlling person of any Selling Stockholder and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the each of Selling Stockholders, pro rata (based on the number of Shares to be sold by each such Selling Stockholder hereunder), will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, the Selling Stockholders and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                      Very truly yours,

                                      THE READER'S DIGEST ASSOCIATION, INC.

                                      By:
                                         ---------------------------------
                                         Name:   George S. Scimone
                                         Title:  Senior Vice President and
                                                 Chief Financial Officer


                                      DEWITT WALLACE-READER'S DIGEST FUND, INC.
                                      LILA WALLACE-READER'S DIGEST FUND, INC.
                                      LILA ACHESON WALLACE FUND FOR THE
                                           METROPOLITAN MUSEUM OF ART
                                      LILA ACHESON AND DEWITT WALLACE FUND FOR
                                           LINCOLN CENTER
                                      DEWITT WALLACE FUND FOR
                                           MACALESTER COLLEGE
                                      LILA ACHESON AND DEWITT WALLACE FUND FOR
                                           THE HUDSON HIGHLANDS
                                      DEWITT WALLACE FUND FOR
                                           COLONIAL WILLIAMSBURG
                                      LILA ACHESON WALLACE FUND FOR
                                           THE NEW YORK ZOOLOGICAL SOCIETY
                                      DEWITT WALLACE FUND FOR MEMORIAL
                                           SLOAN-KETTERING CANCER CENTER
                                      COMMUNITY FUNDS, INC.


                                      By:
                                         -----------------------------
                                           As Attorney-in-Fact


Accepted as of the date hereof:

Goldman, Sachs & Co.
Lazard Freres & Co. LLC


By:
    ------------------------------
         (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I










UNDERWRITER                        TOTAL NUMBER OF FIRM      NUMBER OF OPTIONAL SHARES
-----------                                SHARES               TO BE PURCHASED IF
                                      TO BE PURCHASED         MAXIMUM OPTION EXERCISED
                                      ---------------         ------------------------

Goldman, Sachs & Co.
Lazard Freres & Co. LLC
                                         ==========                  =========

               Total                     10,000,000                  1,500,000

                                   SCHEDULE II


                                                                Total Number of        Number of
                                                                 Firm Shares to     Optional Shares
                                                                  be Delivered      to be Delivered
                                                                ----------------      if Maximum
                                                                                    Option Exercised
                                                                                    ----------------

The Selling Stockholders(a):
DeWitt Wallace-Reader's Digest Fund, Inc....................           2,836,069           425,410
Lila Wallace-Reader's Digest Fund, Inc......................           2,048,629           307,294
Lila Acheson Wallace Fund for the Metropolitan Museum Of Art           1,481,795           222,270
Lila Acheson and Dewitt Wallace Fund for Lincoln Center.....             882,963           132,444
Dewitt Wallace Fund for Macalester College                               549,575            82,437
Lila Acheson and Dewitt Wallace Fund for the Hudson Highlands.           535,437            80,315
Dewitt Wallace Fund for Colonial Williamsburg...............             629,561            94,435
Lila Acheson Wallace Fund for the New York Zoological Society            401,347            60,202
Dewitt Wallace Fund for Memorial Sloan-Kettering Cancer Center           321,078            48,161
Community Funds, Inc........................................             313,546            47,032
                                                                         -------            ------
          Total.............................................          10,000,000         1,500,000
















---------------

(a) Each Selling Stockholder is represented by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 and has appointed George V. Grune and M. Christine DeVita, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

                                                                         ANNEX I



         Pursuant to Section 7(f)(i) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                           (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                           (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives") and are attached hereto;

                           (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph
         (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                           (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                           (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                           (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

                  (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                  (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                  (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                  (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in
         Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                        ANNEX II

         Pursuant to Section 7(f)(ii) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                           (i) They are independent certified public accountants with respect to Books Are Fun within the meaning of the Act and the applicable published rules and regulations thereunder;

                           (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder;

                           (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed statements of income, balance sheets and statements of cash flows included in the Company's amended current report on Form 8-K/A as filed with the Commission on ___________, 1999 (the "BAF 8-K"), which amends and restates the Company's current report on Form 8-K as filed with the Commission on October 7, 1999, incorporated by reference into the Prospectus as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of Books Are Fun who have responsibility for financial and accounting matters regarding whether the unaudited condensed financial statements referred to in paragraph (iv) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations; and

                  (iv) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of Books Are Fun, inspection of the minute books of Books Are Fun since the date of the latest audited financial statements incorporated by reference in the Prospectus, inquiries of officials of Books Are Fun responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the unaudited condensed statements of income, balance sheets and statements of cash flows included in the BAF 8-K incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Quarterly Reports on Form 10-Q and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed statements of income, balance sheets and statements of cash flows included in the BAF 8-K incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles.

                                        1